UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007

Commission File Number: 333 - 139994

LEXINGTON ENERGY SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

207 West Hastings Street, Suite 1209, Vancouver, British Columbia, Canada V6B 1H7
(Address of principal executive offices)

604-899-4550
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Principal Officers; Appointment of Principal Officers

Effective April 20, 2007 Brent Nimeck replaced Larry Kristof as President, Chief Executive Officer, Principal Accounting Officer and Chief Financial Officer of Lexington Energy Services Inc. (the ”Company”). Mr. Kristof continues as a Director of the Company. Prior to April 20, 2007, Mr. Nimeck was already a Director, Chief Operating Officer and Senior Vice President of Operations of the Company.

Management Agreement

On October 20, 2005, the Company entered into a management consulting agreement with Brent Nimeck as Senior Vice-President of Operations, and on June 1, 2006 this was replaced by an employment agreement. The June 1, 2006 agreement provides that Mr. Nimeck receives compensation of approximately $5,400 per month. On December 4, 2006, the Company issued a cash bonus of $50,000 to Mr. Nimeck.

Options

Mr. Nimeck has received options to purchase 650,000 common shares of the Company, pursuant to the following issuances:

  On October 20, 2005, the Company issued Mr. Nimeck options to purchase 250,000 common shares at an exercise price of $0.10 per share exercisable for a period of two years or upon termination of Mr. Nimeck’s employment agreement, whichever occurs first;

  On April 5, 2006 the Company granted Mr. Nimeck options to purchase 150,000 common shares at an exercise price of $0.50 per share for a period of two years; and

  On May 17, 2006 the Company granted Mr. Nimeck options to purchase 250,000 common shares at an exercise price of $0.50 per share for a period of two years.

Other Transactions

On January 5, 2006, Southern Well Testing Ltd., a company controlled by Brent Nimeck, entered into an agreement whereby the Company agreed to lease to Southern Well a p-tank for 48 months for $6,105 per month commencing on June 1, 2006, or later if the p-tank was not ready by then. On November 1, 2006, both parties agreed to terminate the agreement with no penalty or costs to be paid by either party.

On February 3, 2006, Southern Well Testing (2005) Ltd., also partly owned and controlled by Brent Nimeck, entered into an agreement whereby the Company agreed to lease to Southern Well (2005) a p-tank mobile testing unit for 48 months for $6,105 per month commencing on July 1, 2006 or the first of the month following the month in which the p-tank was made available to Southern Well (2005). The Company never made the p-tank unit available to Southern Well (2005) and sold it to another party. In November 2006, both Southern Well (2005) and the Company agreed to terminate the agreement with no penalty or costs to be paid by either party.

Business experience for past five years

Brent Nimeck was appointed as the Company’s Senior Vice President of Operations on October 20, 2005 and as its Secretary on October 3, 2006. On January 23, 2007 he was appointed Chief Operating Officer. From 2002 to the present, Mr. Nimeck has been the general manager of Southern Well Testing Ltd., a company whose main focus is production testing of oil and gas wells. Southern Well Testing also designs and fabricates oil well testing packages. Mr. Nimeck has been personally involved in every aspect of building all six of the mobile oil well testing units currently owned by Southern Well Testing, from negotiating with suppliers to physically assembling the equipment. From 1997 to 2002, Mr. Nimeck worked as a supervisor and equipment operator with Schlumberger International, a supplier of services and technology to the international petroleum industry, and was responsible for crew supervision offshore and on land.

There are no family relationships between Brent Nimeck and the other members of the Company’s board of directors. Mr. Nimeck holds no other directorships in public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2007	LEXINGTON ENERGY SERVICES INC.
(Registrant)

	By :	/s/ Brent Nimeck
President, Chief Executive Officer,
Chief Operating Officer, Chief
Financial Officer, Chief Accounting
Officer